Exhibit 10.2

NOVAGOLD CORPORATION

AND

PAULSON Advisers LLC

INVESTOR RIGHTS AGREEMENT

July 21, 2026

TABLE OF CONTENTS

SECTION 1. GENERAL		2

1.1	Definitions	2
1.2	Exhibits	7
1.3	Headings	7
1.4	Gender and Number	7
1.5	Currency	7

SECTION 2. COMPOSITION AND BOARD MATTERS		7

2.1	Board Composition and Representation	7
2.2	Board Matters	13
2.3	Notice of Meetings	14
2.4	New NovaGold Organizational Documents	14

SECTION 3. PARTICIPATION RIGHT GRANTED BY NEW NOVAGOLD		14

3.1	Exercise of Participation Right	14
3.2	Excluded Securities	16

SECTION 4. REGISTRATION RIGHTS		16

4.1	Shelf Registration	16
4.2	Demand Registration Rights	18
4.3	Piggyback Registration Rights	19
4.4	Expenses	20
4.5	Other Sales	21
4.6	Future Registration Rights	21
4.7	Preparation; Reasonable Investigation	21
4.8	Underwriting or Agency Agreements	21
4.9	Sale by Affiliates	23

SECTION 5. STANDSTILL		23

5.1	Standstill	23

SECTION 6. VOTING RESTRICTIONS		25

6.1	General	25
6.2	Director Nominations	25
6.3	Related Party Transactions	26
6.4	Board Matters	26

SECTION 7. TRANSFERS		26

7.1	General Transfer Limitation	26

7.2	Additional Restrictions on Transfer	27
7.3	Fallaway Transfer Rights	27

SECTION 8. EFFECTIVENESS		27

8.1	Effectiveness	27
8.2	Conditions to Effectiveness	27

SECTION 9. TERMINATION		28

9.1	Termination	28

SECTION 10. MISCELLANEOUS		28

10.1	Counterparts; Effectiveness	28
10.2	Governing Law	28
10.3	Jurisdiction; Specific Enforcement	28
10.4	WAIVER OF JURY TRIAL	29
10.5	Notices	29
10.6	Assignment; Binding Effect	30
10.7	Severability	31
10.8	Amendments	31
10.9	Entire Agreement	31
10.10	Headings	31
10.11	Expenses	31

Exhibit A	Investor Holdings
Exhibit B	Form of Joinder Agreement

ii

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of July 21, 2026, by and between NovaGold Corporation, a Delaware corporation (hereinafter referred to as “New NovaGold”) and Paulson Advisers LLC, a Delaware limited liability company, for itself and any affiliate funds managed by it which now or hereafter come to hold shares of New NovaGold (hereinafter referred to as the “Investor” and, together with New NovaGold, the “Parties”). Capitalized terms used but not otherwise defined herein shall have the meanings as set forth in the Arrangement Agreement.

WHEREAS, concurrently with the execution of this Agreement, New NovaGold, NovaGold Resources Inc., a corporation existing under the laws of the Province of British Columbia (“NovaGold”) and Investor have entered into that certain Arrangement Agreement, pursuant to which New NovaGold proposes to acquire all of the issued and outstanding NovaGold Shares in consideration for the issuance to the NovaGold Shareholders of New NovaGold Shares, in accordance with the Arrangement;

WHEREAS, concurrently with the execution of this Agreement and the Arrangement Agreement, the Investor and New NovaGold have entered into the Contribution Agreement, pursuant to which, substantially concurrently with (but immediately prior to) the consummation of the Arrangement, the Investor shall cause the Paulson Members to contribute the Paulson Interests to New NovaGold in exchange for New NovaGold Voting Shares and New NovaGold Non-Voting Shares as set forth opposite such Paulson Member’s name on Annex A of the Contribution Agreement, as applicable (the “Paulson Issued New NovaGold Shares”);

WHEREAS, the number of Paulson Issued New NovaGold Shares will be determined based on a ten percent (10%) discount to the equity value of Paulson’s forty percent (40%) ownership interest in Donlin implied by the equity value of NovaGold based on the ten (10)-day volume-weighted average price of the NovaGold Shares as of July 21, 2026;

WHEREAS, New NovaGold and NovaGold intend to carry out the transactions contemplated in the Arrangement Agreement by way of a plan of arrangement under the provisions of the BCBCA;

WHEREAS, the NovaGold Board has received the Citi Fairness Opinion and, after receiving financial and legal advice, has determined that (i) the Consideration Shares to be received in the Arrangement by the NovaGold Shareholders under the Arrangement Agreement, taking into account the transactions contemplated by the Transaction Agreements, are fair, from a financial point of view, to the NovaGold Shareholders, other than Paulson, and (ii) the Arrangement is in the best interests of NovaGold, and, accordingly, the NovaGold Board has resolved to recommend that the NovaGold Shareholders vote in favor of the Arrangement, all subject to the terms and the conditions contained in the Arrangement Agreement;

WHEREAS, the Investor has entered into the NovaGold Voting Agreement, pursuant to which, among other things, the Investor agreed, subject to the terms and conditions thereof, to vote the NovaGold Shares held by it in favor of the Arrangement;

WHEREAS, for U.S. federal income Tax purposes, it is intended that the Arrangement and the Contribution Transaction, taken together, shall qualify as an exchange within the meaning of Section 351 of the Code;

WHEREAS, New NovaGold has entered into the NovaGold Voting Agreements with the NovaGold Locked-up Shareholders, pursuant to which, among other things, such NovaGold Locked-up Shareholders have agreed, subject to the terms and conditions thereof, to vote the NovaGold Shares held by them in favor of the transactions contemplated by the Transaction Agreements, including the Arrangement Resolution;

WHEREAS, concurrently with the execution of this Agreement, the Arrangement Agreement and the Contribution Agreement, New NovaGold, the Investor, the Paulson Members, NovaGold, the NovaGold Member, and Donlin Holdings have entered into the Master Implementation Agreement, which sets forth the rights and obligations of all parties thereto under the various Transaction Agreements; and

WHEREAS, concurrently with the execution of the Arrangement Agreement, the Contribution Agreement, the NovaGold Voting Agreements and the Master Implementation Agreement, the Parties are entering into this Agreement setting forth their intentions and obligations relating thereto and the transactions contemplated thereby.

NOW THEREFORE, in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereto covenant and agree as follows:

SECTION 1.
GENERAL

1.1            Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a)            “Activist Investor” means, as of any date of determination, any Person that (a) has, directly or indirectly, whether individually or as a member of a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), within the three (3)-year period immediately preceding such date of determination, (i) called or publicly sought to call a meeting of stockholders or other equityholders of any Person, (ii) publicly initiated any proposal for action by stockholders or other equityholders of any Person, which such action was (at any point after the announcement thereof) publicly opposed by the board of directors (or similar governing body) of such Person, (iii) publicly sought (A) election to, or to place a director or representative on, the board of directors (or similar governing body) of any Person (including by nominating any Person for such election) or (B) the removal of a director or other representative from such board of directors (or similar governing body), in each case, which election or removal was not recommended or approved publicly (at the time such election or removal was first sought) by the board of directors (or similar governing body) of such Person or (iv) publicly disclosed any intention, plan or arrangement to do any of the foregoing set forth in subclauses (i)-(iii), or (b) is an Affiliate of any Person contemplated by the foregoing clause (a).

(b)            “Affiliate” means, with respect to any specified Person, any other Person which, directly or indirectly, through one or more Persons Controls, or is Controlled by, or is under common Control with, such specified Person.

(c)            “Agreement” has the meaning set forth in the Preamble hereto.

(d)            “Applicable Securities Exchange” means the NYSE, NYSE American or any other securities exchange on which shares of New NovaGold are then listed.

(e)            “Arrangement Agreement” means that certain Arrangement Agreement, dated as of the date hereof, by and among, New NovaGold, NovaGold and the Investor.

(f)             “Barrick Note” means the Second Amended and Restated Secured Promissory Note, dated as of June 3, 2025, by and between NovaGold and BARRICK GOLD U.S. INC. (formerly Placer Dome U.S. Inc.), a California corporation.

(g)            “Beneficially Own” and “Beneficial Ownership” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

(h)            “Blackout Period” has the meaning set forth in Section 4.1(c).

(i)             “Board” means the board of directors of New NovaGold.

(j)             “Board Designee” has the meaning set forth in Section 2.1(b).

(k)            “Chosen Courts” has the meaning set forth in Section 10.3(a).

(l)             “Co-Chairs” has the meaning set forth in Section 2.1(a).

(m)           “Committee” has the meaning set forth in Section 2.1(h).

(n)            “Competitor” means any Person that is, or whose subsidiaries are, primarily engaged in the exploration, development, operation or production of gold or precious metals or that is engaged, or that has publicly announced plans to engage (or that the Investor knows has plans to engage), in the acquisition, development or operation of mineral properties or mining projects that are competitive with any mineral property or mining project of New NovaGold or its subsidiaries.

(o)            “Control,” “Controlled by” and “under common Control with,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise, and, with respect to the Investor, includes any investment vehicle, the manager, investment advisor or general partner of which is the Investor or an entity Controlled by the Investor.

(p)            “Demand Registration” has the meaning set forth in Section 4.2(a).

(q)            “Designated Registrable Securities” has the meaning set forth in Section 4.2(b).

(r)             “Donlin Gold Project” means the Donlin Gold project in Alaska, United States.

(s)            “Effective Date” means the date upon which the Arrangement becomes effective, as provided in the Plan of Arrangement.

(t)             “Equity Securities” means: (a) any New NovaGold Shares, preferred shares or other equity security of New NovaGold; (b) any security convertible or exchangeable, with or without consideration, into any New NovaGold Shares, preferred shares or other equity security (including any option to purchase such a convertible security); (c) any warrant or right to subscribe for or purchase any New NovaGold Shares, preferred shares or other equity security; or (d) any security including or comprising such a warrant or right.

(u)            “Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules, regulations, schedules and forms thereunder.

(v)            “Excluded Securities” has the meaning set forth in Section 3.2.

(w)           “Fallaway Event” means the earlier to occur of any of the following:

(i)	Subject to Section 2.1(b), a Board Designee or a Replacement Designee ceases to serve on the Board, other than as a result of voluntary resignation, and the Nominating and Governance Committee fails to approve a proposed Replacement Designee within forty-five (45) days in accordance with Section 2.1(f)(iii);

(ii)	Subject to Section 2.1(h)(ii), John Paulson ceases to serve on the Nominating and Governance Committee, other than as a result of voluntary resignation, and (x) to the extent a Board Designee who satisfies the applicable independence requirements then sits on the Board, the Board fails to appoint such Board Designee to the Nominating and Governance Committee, or, (y) if no such Board Designee then sits on the Board, the Investor has proposed a Replacement Designee and the Nominating and Governance Committee fails to approve such proposed Replacement Designee, in each case of the foregoing clauses (x) and (y), within forty-five (45) days in accordance with Section 2.1(f)(iii);

Notwithstanding the foregoing, no action or failure to act shall constitute a Fallaway Event to the extent John Paulson (or, if he is no longer serving on the Board or the applicable Committee, any then-serving Board Designee or Replacement Designee designated by the Investor pursuant to Section 2.1) voted in favor of such action or abstained from voting against such action.

(x)            “Form S-1 Shelf” shall have the meaning given in Section 4.1.

(y)            “Form S-3 Shelf” shall have the meaning given in Section 4.1.

(z)            “Hostile Party” means any Person that, without the approval of the Board, seeks to: (i) effect any sale, lease, transfer, exclusive license or other disposition of any asset that is material to the business of New NovaGold and its subsidiaries, taken as a whole, to any Person other than a wholly owned subsidiary of New NovaGold; (ii) become a Beneficial Owner, directly or indirectly, of more than ten percent (10%) of the total voting power of the then outstanding voting securities of New NovaGold; and/or (iii) consummate any merger, consolidation, amalgamation, share exchange, recapitalization or similar business combination transaction pursuant to which the holders of New NovaGold’s voting securities immediately prior to such transaction own, directly or indirectly through one or more entities, less than a majority of the total voting power of the surviving or resulting entity or its ultimate parent immediately after such transaction.

(aa)          “Independent Director” means a director who qualifies, as of the date of such director’s election or appointment to the Board (or any Committee) and as of any other date on which the determination is being made, as an “independent director” under the applicable rules of any Applicable Securities Exchange.

(bb)         “Investor” has the meaning set forth in the Preamble hereto.

(cc)          “Losses” has the meaning set forth in Section 4.8(b)(i).

(dd)          “NovaGold Warrants” has the meaning set forth in Section 5.1(b).

(ee)          “Participation Right” has the meaning set forth in Section 3.1(a).

(ff)           “Participation Right Acceptance Notice” has the meaning set forth in Section 3.1(c).

(gg)         “Participation Right Notice Period” has the meaning set forth in Section 3.1(c).

(hh)         “Participation Right Offer Notice” has the meaning set forth in Section 3.1(b).

(ii)            “Parties” has the meaning set forth in the Preamble hereto.

(jj)            “Piggyback Registration” has the meaning set forth in Section 4.3(a).

(kk)          “Project Financing” means New NovaGold’s or its Affiliates’ obtainment of the financing necessary for a financial investment decision for New NovaGold and its Affiliates to develop and construct the Donlin Gold Project.

(ll)            “Proposed Offering” has the meaning set forth in Section 3.1(a).

(mm)        “Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

(nn)         “Registrable Securities” means:

(i)	any New NovaGold Shares Beneficially Owned by the Investor and its Affiliates, taken as a group;

(ii)	any New NovaGold Shares issued to the Investor in connection with a stock dividend, stock split, recapitalization, conversion or other similar distribution with respect to, in exchange for, or in replacement of the securities referred to in clause (i) above; and

(iii)	any New NovaGold Voting Shares issuable upon conversion, exchange or reclassification of any New NovaGold Non-Voting Shares Beneficially Owned by the Investor or its Affiliates.

(oo)         “Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a Registration Statement, prospectus or similar document in compliance with the requirements of the U.S. Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

(pp)         “Registration Expenses” means the reasonable documented fees, disbursements and expenses of legal counsel to the Investor in an amount not to exceed US$150,000 in the aggregate for each Registration and all expenses incurred by New NovaGold in connection with a Registration, including (without limitation): (i) all fees, disbursements and expenses payable to any underwriter for an underwritten offering, agent for an agency offering or their respective counsel; (ii) all fees, disbursements and expenses of counsel and the auditor to New NovaGold; (iii) all expenses in connection with the preparation, translation, printing and filing of any Registration Statement, and the mailing and delivering of copies thereof; (iv) all qualification or filing fees of the SEC, as applicable; (v) all transfer agents’, depositaries’ and registrars’ fees and the fees of any other agent appointed by New NovaGold in connection with a Registration; (vi) all fees and expenses payable in connection with the listing of any Registrable Securities on each stock exchange on which the New NovaGold Shares are then listed; (vii) all printing, copying, mailing, messenger and delivery expenses; and (viii) all costs and expenses associated with the conduct of any “road show” related to such Registration.

(qq)          “Registration Statement” means any registration statement of New NovaGold under the U.S. Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

(rr)           “Replacement Designee” has the meaning set forth in Section 2.1(f).

(ss)          “Request” has the meaning set forth in Section 4.2(b).

(tt)           “SEC” means the U.S. Securities and Exchange Commission.

(uu)         “Shelf” shall mean the Form S-1 Shelf, the Form S-3 Shelf or any Subsequent Shelf Registration, as the case may be.

(vv)         “Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the U.S. Securities Act (or any successor rule then in effect).

(ww)        “Stockholders” means the stockholders of New NovaGold.

(xx)           “Subsequent Shelf Registration” shall have the meaning given in Section 4.1(b).

(yy)         “Transfer” means to (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, with respect to any Equity Securities, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Equity Securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b), (other than filing of a registration statement as contemplated by Section 4); provided, however, that “Transfer” shall not include any bona fide pledge of Equity Securities to a nationally recognized financial institution as collateral for a margin loan or other extension of credit, so long as such pledge is not entered into for the purpose of circumventing the provisions of this Agreement and such Equity Securities are not transferred to or registered in the name of the pledgee or its nominee except upon a foreclosure following a default under such margin loan or extension of credit.

(zz)           “Voting Trigger Date” shall have the meaning given in Section 6.2.

1.2            Exhibits. The Exhibits of this Agreement, including Exhibit A, form an integral part of this Agreement.

1.3            Headings. The inclusion of headings in this Agreement is for convenience of reference only and shall not affect in any way the construction or interpretation of this Agreement.

1.4            Gender and Number. In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.5            Currency. Except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in the currency of the United States.

SECTION 2.
COMPOSITION AND BOARD MATTERS

2.1            Board Composition and Representation.

(a)            On the Effective Date, New NovaGold agrees that the Board shall consist of eleven (11) directors and shall not, for the term of this Agreement, consist of greater than eleven (11) directors. Any reduction in the number of directors shall not reduce the number of Board Designees as provided for in this Section 2.1(a). John Paulson and Thomas Kaplan shall be appointed as the initial co-chairs of the Board (the “Co-Chairs”). On the Effective Date, the Board shall consist of the following directors:

(i)	Thomas Kaplan;

(ii)	John Paulson;

(iii)	Marcelo Kim;

(iv)	Ali Erfan;

(v)	Gregory Lang;

(vi)	Ethan Schutt;

(vii)	Kalidas Madhavpeddi;

(viii)	Dawn Whittaker;

(ix)	Daniel Muñiz Quintanilla;

(x)	Kevin McArthur; and

(xi)	One additional director to be selected by NovaGold’s Corporate Governance & Nominations Committee who will meet the requirements for Chair of the Audit Committee of New NovaGold under the rules of the Applicable Securities Exchange; provided, however, that in the event that the selection of such new director is proposed to occur prior to the closing of the Arrangement, the NovaGold Corporate Governance & Nominations Committee shall reasonably consult with the Investor about the proposed selection for such new director.

(b)            The Investor shall be entitled to designate nominees for election or appointment to the Board (each, a “Board Designee”) (which Board Designees shall include on the Effective Date John Paulson and Marcelo Kim) as follows:

(i)	as long as the Investor, together with its Affiliates, Beneficially Owns more than fifteen percent (15%) of all of the outstanding and issued New NovaGold Shares, two (2) Board Designees;

(ii)	as long as the Investor, together with its Affiliates, Beneficially Owns between ten percent (10%) and fifteen percent (15%) of all of the outstanding and issued New NovaGold Shares, one (1) Board Designee; and

(iii)	if at any time, the Investor, together with its Affiliates, ceases to Beneficially Own at least ten percent (10%) of all of the outstanding and issued New NovaGold Shares, then the Investor shall no longer be entitled to designate any Board Designee.

(c)            In the event that the Investor’s Beneficial Ownership falls below any ownership threshold specified in Section 2.1(b), the Investor’s right to designate the number of Board Designees associated with such threshold shall automatically and permanently terminate and shall not be reinstated by any subsequent increase in the Investor’s Beneficial Ownership. If the Investor’s Beneficial Ownership falls below any ownership threshold specified in Section 2.1(b) (i) as a result of a New NovaGold share issuance that dilutes the Investor, then New NovaGold shall promptly provide written notice to the Investor (“New NovaGold Notice”) of such decrease in Beneficial Ownership and (ii) as a result of a Transfer or other disposition by the Investor, then the Investor shall promptly provide written notice to New NovaGold (“Investor Notice”) of such decrease in Beneficial Ownership. Within five (5) business days of receipt of the New NovaGold Notice or delivery of the Investor Notice, the Investor shall notify New NovaGold, in writing, of the identity of the then-serving Board Designee who shall cease to be a Board Designee as a result of such decrease in the Investor’s Beneficial Ownership and shall cause such Board Designee to tender his or her resignation from the Board and any Board committee on which he or she serves, effective immediately. Notwithstanding the foregoing, the Investor may (in its absolute and sole discretion) at any time upon written notice, permanently and irrevocably waive its rights to appoint or designate one or more Board Designees.

(d)            Notwithstanding anything in this Section 2, for so long as John Paulson serves as a director on the Board, the Board shall maintain and shall not remove, without the prior written consent of the Investor, John Paulson as (i) Co-Chair, or (ii) for so long as he remains an Independent Director, a member of the Nominating and Governance Committee. In the event of John Paulson’s death, disability, resignation, removal or other cessation of services as a director on the Board, John Paulson shall concurrently be removed as Co-Chair, and for so long as the Investor has the right pursuant to Section 2.1 to designate a Board Designee, the Investor shall have the right to nominate a replacement Co-Chair pursuant to the procedures set forth in Section 2.1(f).

(e)

(i)	New NovaGold shall, in respect of every meeting of Stockholders at which the election of directors to the Board is considered, and at every reconvened meeting following an adjournment or postponement thereof (A) include each Board Designee in the slate of nominees recommended by the Board for election by the Stockholders, (B) recommend that the Stockholders vote in favor of the election of each such Board Designee, and (C) use reasonable best efforts to obtain Stockholder approval for the election of each Board Designee at such meeting, which efforts shall include (1) soliciting proxies in favor of the election of such Board Designee(s) in a manner no less rigorous and no less favorable than the manner in which New NovaGold recommends, supports, and solicits proxies for the election of its other Board nominees at such meeting, and (2) using reasonable best efforts to cause management to vote any New NovaGold Shares in respect of which management is granted a discretionary proxy in favor of the election of such Board Designee(s). New NovaGold shall identify each Board Designee in New NovaGold’s proxy statement, notice of meeting, proxy card, and other solicitation materials for any such meeting and shall use the same level of effort, care, and diligence in preparing, reviewing, filing, and disseminating such materials with respect to Board Designees as it uses with respect to its other nominees; and

(ii)	Each Board Designee, upon appointment or election to the Board, shall be entitled to, and New NovaGold shall provide, the same rights, privileges, benefits, and protections as are afforded to other non-management directors of New NovaGold, including, without limitation, (A) the same compensation, fees, and equity awards (to the extent permitted under the terms of this Agreement), (B) the same directors’ and officers’ liability insurance coverage, (C) the same rights to indemnification and advancement of expenses, (D) the same access to information and management, (E) the same rights to attend and participate in meetings of the Board and any committees thereof, and (F), subject to mandatory committee appointments required pursuant to this Agreement, equal consideration for membership on committees of the Board, in each case consistent with the Board’s customary governance processes. Each Board Designee shall be subject to the same policies, procedures, codes, rules, standards, and guidelines applicable to non-management directors of New NovaGold generally, including those relating to confidentiality, trading in New NovaGold securities, public disclosure, stock ownership, legal compliance, and conflicts of interest. New NovaGold agrees that following the date hereof, any amendment to New NovaGold’s existing director policies or the adoption of any new policies applicable to directors shall be made in good faith and shall not be for the purpose of frustrating, circumventing or nullifying the rights of the Investor contemplated by this Agreement.

(f)

(i)	For so long as the Investor has the right pursuant to Section 2.1 to designate one or more Board Designees to the Board, if any Board Designee ceases to serve on the Board for any reason, including death, disability, resignation, refusal to stand for election, removal or failure to be elected, the Investor shall have the right to designate a replacement director (a “Replacement Designee”) to fill the resulting vacancy. Any Replacement Designee appointed to the Board pursuant to this Section 2.1(f) shall be deemed a Board Designee for all purposes of this Agreement and shall be appointed to the same Board committees on which the replaced Board Designee served.

(ii)	The Investor acknowledges, as a condition to any Replacement Designee’s appointment to the Board, such individual shall have provided to New NovaGold: (A) any consent and information New NovaGold reasonably requests in connection with such appointment, including completion of New NovaGold’s standard forms, D&O questionnaires and other customary onboarding and/or nomination documentation provided to all non-management directors, and an executed consent to be named as a nominee in New NovaGold’s proxy statement and to serve as a director if so elected for the full term for which such individual is elected at any New NovaGold meeting of the Stockholder, in each case, as provided by New NovaGold, (B) information requested by New NovaGold that is required to be disclosed in a proxy statement or other public filing under any applicable Law, rules of the SEC or the Applicable Securities Exchange, or as may be requested or required by any regulatory or Governmental Entity having jurisdiction over New NovaGold, (C) information reasonably requested by New NovaGold in connection with assessing eligibility, independence and other criteria applicable to all non-management directors or satisfying compliance and legal obligations, and (D) the execution of any one or more documents required by New NovaGold of all non-management directors of New NovaGold to assure compliance with this Section 2.1(f) and any written consent reasonably requested by New NovaGold for the conduct of New NovaGold’s vetting procedures applicable to all non-management directors of New NovaGold, including such information as is necessary or appropriate for New NovaGold or its agents to perform a background check in the manner performed for all non-management directors of New NovaGold, including any one or more executed consents to such background check. For avoidance of doubt, the nomination, review, approval and appointment procedures applicable to any Replacement Designee shall be no less favorable, in the aggregate, than those applicable to all other non-management director nominees.

(iii)	Any objection by the Nominating and Governance Committee regarding the approval of a proposed Replacement Designee must be in writing and specify in reasonable detail the objective basis for the rejection. The Nominating and Governance Committee shall use reasonable best efforts to approve or reject a proposed Replacement Designee reasonably promptly, and in any event within forty-five (45) days; provided, however, that such forty-five (45)-day period shall not commence to run unless and until the Nominating and Governance Committee has received both (x) all information reasonably requested under Section 2.1(f)(ii) and (y) a written confirmation, duly executed by an authorized officer of the Investor, that the Investor has determined in good faith that the proposed Replacement Designee satisfies, in all material respects, each of the eligibility requirements set forth in Section 2.1(f)(ii). Upon approval of any such Replacement Designee, the Board shall take all necessary corporate action to promptly appoint the Replacement Designee to the Board to serve the remainder of the term of the Board Designee being replaced, and New NovaGold shall include such Replacement Designee in its slate of nominees, after which such Replacement Designee shall be a Board Designee for all purposes hereunder, including, without limitation, this Section 2.1(f). In the event the Nominating and Governance Committee rejects a proposed Replacement Designee in accordance with this Section 2.1(f)(iii), the Investor shall be entitled to propose one or more additional Replacement Designees, and the process described in Section 2.1(f)(ii) shall repeat until a Replacement Designee is approved. Prior to the occurrence of a Fallaway Event and until a Replacement Designee is appointed to the Board, New NovaGold shall, if requested by the Investor, promptly appoint the most recent proposed Replacement Designee that satisfies the eligibility requirements of Section 2.1(f)(ii), as a non-voting observer to the Board with access rights consistent with those afforded to directors, subject to exclusions necessary (A) to preserve attorney-client, work product or other similar privileges, (B) in New NovaGold’s reasonable determination that such access rights could be expected to comprise material non-public technical information, sensitive proprietary technical information, trade secrets or confidential information of New NovaGold or highly competitive or sensitive information regarding a Competitor, or a conflict of interest (including with respect to any action to be taken, or any determination to be made, by the Board regarding any transaction, agreement or dispute with the Investor or any of its Affiliates) or (C) as required by Law.

(g)            New NovaGold shall not, without the prior written consent of the Investor, adopt, amend, waive, interpret or apply any policy, guideline, standard or requirement (including a corporate governance guideline, director qualification standard, independence policy committee eligibility requirement or similar provision) in a manner that would adversely affect the eligibility, nomination, appointment, service or continued service of any then-serving Board Designee or proposed Replacement Designee relative to other non-management directors of New NovaGold.

(h)            New NovaGold agrees that, on the Effective Date, and as more fully set forth in the applicable Charter of each committee to be effective as of the Effective Time, the committees of the Board (each a “Committee” and together the “Committees”) shall be as follows:

(i)	the Audit Committee, which will consist of three (3) Independent Directors, at least one of which shall be an “audit committee financial expert” within the meaning of Item 407(d) (5) of Regulation S-K and all of which shall satisfy the independence requirements under Rule 10A-3 of the Exchange Act (or any other applicable Securities Laws) and the rules of any other Applicable Securities Exchange;

(ii)	the Nominating and Governance Committee, which will consist of three (3) Independent Directors, including the Co-Chairs; provided, however, that if John Paulson ceases to be a director on the Nominating and Governance Committee for any reason, the Investor shall have the right to appoint one Board Designee that satisfies the eligibility requirements outlined in Section 2.1(f) to the Nominating and Governance Committee as a replacement, in its sole discretion; and

(iii)	the Compensation Committee, which will consist of three (3) Independent Directors.

(i)            From and after the Effective Date, the Board shall apply the same criteria, standards, and analytical framework to each Board Designee as it applies to all other non-management directors of New NovaGold when making any determination regarding such Board Designee’s independence.

(j)            The Investor shall advise New NovaGold of the identity of any Board Designee at least fifteen (15) business days prior to the date on which proxy solicitation materials are to be mailed (as advised by New NovaGold to the Investor) for purposes of any meeting of Stockholders at which the election of directors to the Board is to be considered. If the Investor does not advise New NovaGold of the identity of any such Board Designee prior to such deadline, then the Investor shall be deemed to have nominated its incumbent nominee(s). New NovaGold shall advise the Investor in writing of the mailing date of any such proxy solicitation materials at least twenty (20) business days prior to such date.

2.2            Board Matters. As long as the Investor, together with its Affiliates, Beneficially Own greater than twenty percent (20%) of all of the issued and outstanding New NovaGold Shares, New NovaGold shall not, without the prior written approval of a majority of the directors of New NovaGold and such majority must include (x) John Paulson, for so long as he is then serving on the Board and (y) if John Paulson is not then serving as a director on the Board, then at least one Board Designee then serving on the Board:

(a)            enter into any transaction, or series of related transactions effecting any (i) acquisition (whether by merger or otherwise) by New NovaGold or its subsidiaries of any capital stock, ownership interest or equity interests of any Person (or group of related Persons), or any acquisition by New NovaGold or any of its subsidiaries by any other manner of business, properties or assets of any Person (or group of related Persons), or (ii) disposition (whether by merger or otherwise) of assets of New NovaGold or its subsidiaries or the shares or other capital stock, ownership interest or equity interest of any subsidiary of New NovaGold to any Person (or group of related Persons), in each case, where the amount of consideration for such transaction individually exceeds ten percent (10%) of the market capitalization of New NovaGold;

(b)            amend, alter or repeal any provision of the certificate of incorporation or bylaws of New NovaGold in any manner that would materially and adversely affect the rights, preferences, privileges or powers of the Investor;

(c)            amend the Charter of any Committee, or delegate the functions and responsibilities of any Committee, to any other Committee or sub-committee of the Board in a manner that would materially and adversely affect the rights of the Investor; provided that nothing herein shall, or shall be construed to, limit or restrict the ability of New NovaGold or the Board to take any such action to comply with any applicable Law;

(d)            subject to applicable Law, submit any filing of a petition or application by New NovaGold relating to bankruptcy, insolvency or similar proceeding;

(e)            file any material tax returns or other material tax forms;

(f)             enter into any transaction, or series of related transactions, between New NovaGold on the one hand, and any Affiliate of New NovaGold on the other hand (other than the Investor), having an aggregate value in excess of US$120,000;

(g)            carry out activities outside of the ordinary course of business consistent with past practice;

(h)            (i) incur, assume, endorse, guarantee or otherwise become liable for any indebtedness for borrowed money; (ii) issue or sell any debt securities, or issue or sell any shares of capital stock or other Equity Securities (excluding Excluded Securities issued in accordance with Section 3.2) of New NovaGold; or (iii) grant, issue or enter into any options, warrants, calls or other rights or commitments to acquire any such debt securities or Equity Securities (excluding Excluded Securities issued in accordance with Section 3.2) of New NovaGold; in each case of clauses (i) through (iii), individually or in the aggregate, in an amount greater than one hundred million dollars ($100,000,000); or

(i)             authorize, approve, agree or commit (whether or not subject to conditions) to do any of the foregoing.

2.3            Notice of Meetings. New NovaGold agrees and undertakes that, so long as any Board Designee is a member of the Board, all notices of Board meetings shall be delivered by hand or transmitted by facsimile or email at least five (5) business days prior to the date of the applicable Board meeting. Notwithstanding the foregoing, emergency Board meetings may be called by either Co-Chair or any two (2) directors of New NovaGold in the case of a situation involving matters upon which prompt action is deemed necessary, in the reasonable discretion of either Co-Chair or the two (2) directors of New NovaGold calling the meeting, by giving notice at least two (2) business days prior to the date of such Board meeting (unless less notice is required in the circumstances). All Board meetings shall permit participation by telephonic or video conference (or other electronic means by which all participants can hear and be heard). All notices of Board meetings shall specify the time, date and place of the Board meeting and contain a brief but complete summary of all business on the agenda of the Board meeting.

2.4            New NovaGold Organizational Documents. The Board shall not, directly or indirectly, adopt, amend, restate, waive or otherwise modify any provision of the New NovaGold Organizational Documents that is inconsistent with, or that would have the effect of frustrating, circumventing or nullifying the governance provisions as set forth in this Section 2; provided, that the foregoing shall not restrict the ability of the Board to take any such action to the extent that applicable Laws or the rules of the Applicable Securities Exchange require such action (based on the advice of outside counsel), and New NovaGold shall use reasonable best efforts to promptly provide the Investor with prior written notice of any such proposed action.

SECTION 3.
PARTICIPATION RIGHT GRANTED BY NEW NOVAGOLD

3.1            Exercise of Participation Right.

(a)            So long as the Investor, together with its Affiliates, collectively Beneficially Own at least ten percent (10%) of all of the issued and outstanding New NovaGold Shares, the Investor shall have a right (the “Participation Right”), subject to applicable Laws or the requirements of any Applicable Securities Exchange, to subscribe for its pro rata share (as defined below) of any Equity Securities (other than Excluded Securities) that New NovaGold may, from time to time, sell and issue after the Effective Date, whether pursuant to a public offering, private placement or otherwise (each, a “Proposed Offering”) at the purchase price and on substantially the same terms and conditions set forth in the Participation Right Offer Notice. For purposes of this Section 3.1(a), the Investor’s pro rata share of any Equity Securities issued pursuant to a Proposed Offering is equal to the ratio of (i) the number of New NovaGold Shares Beneficially Owned by the Investor or its Affiliates immediately prior to the issuance of such Equity Securities under the Proposed Offering to (ii) the total number of issued and outstanding New NovaGold Shares immediately prior to the issuance of such Equity Securities under the Proposed Offering.

(b)            New NovaGold shall send a written notice to the Investor (the “Participation Right Offer Notice”) of any Proposed Offering, specifying: (i) the number and type of Equity Securities proposed to be issued under the Proposed Offering; (ii) the price per Equity Security to be issued under the Proposed Offering; (iii) the expected use of proceeds and closing date of the Proposed Offering; (iv) the total number of the then issued and outstanding New NovaGold Shares; and (v) all other material terms and conditions of the Proposed Offering.

(c)            The Investor shall have a period of five (5) business days from the date of the Participation Right Offer Notice (the “Participation Right Notice Period”) to notify New NovaGold in writing (the “Participation Right Acceptance Notice”) of the exercise of its Participation Right. Such Participation Right Acceptance Notice shall specify (i) the number of Equity Securities the Investor wishes to acquire under the Proposed Offering (which may be fewer than the Investor’s full pro rata share as calculated pursuant to Section 3.1(a)) and (ii) the number of New NovaGold Shares then Beneficially Owned by the Investor or its Affiliates. If the Investor fails to deliver a Participation Right Acceptance Notice in respect of a Proposed Offering within the applicable Participation Right Notice Period, then any right of the Investor to subscribe for any of the Equity Securities issued under the Proposed Offering is extinguished. If the Investor gives a Participation Right Acceptance Notice in respect of a Proposed Offering, the sale of the Equity Securities to the Investor shall be completed within thirty (30) business days of the expiry of the Participation Right Notice Period or such shorter period as required by applicable Laws or rules of any Applicable Securities Exchange.

(d)            Notwithstanding the foregoing, if any Proposed Offering to which this Section 3.1 applies is to be conducted or marketed on a “bought deal” or “overnight” basis, then the period for delivering a Participation Right Acceptance Notice under Section 3.1(c) shall be reduced to being “as soon as reasonably practicable and without undue delay” by the Investor acting reasonably and in good faith, having regard to the specific circumstances surrounding such Proposed Offering and so as not to jeopardize New NovaGold’s ability to complete such transaction.

(e)            Notwithstanding anything to the contrary contained herein, in the event the Board (acting in good faith and on behalf of New NovaGold) determines that first complying with the provisions of Section 3.1(b), Section 3.1(c) and Section 3.1(d) would reasonably be expected to adversely affect New NovaGold, or would reasonably be expected to adversely affect an opportunity that the Board, in good faith, deems beneficial to New NovaGold at such time, New NovaGold may, in order to expedite the Transfer or issuance of the Equity Securities subject to this Section 3, issue all or a portion of such Equity Securities to one or more Persons, without first complying with the provisions of Section 3.1(b), Section 3.1(c) and Section 3.1(d); provided; however, that New NovaGold agrees to offer to sell an additional amount of such Equity Securities to the Investor in an amount and manner that provides the Investor with rights no less favorable (including price, economics and fees as the initial issuance) than the rights outlined in Section 3.1(b), Section 3.1(c) and Section 3.1(d). Such Equity Securities shall be offered to the Investor in a manner such that the Investor shall be in a position no less favorable than the position they would have been in if the preemptive rights process in Section 3.1(c) had been effected. New NovaGold shall offer to sell such Equity Securities to the Investor as promptly as reasonably practicable, and in any event within ten (10) days after the closing of the purchase or the issuance of such Equity Securities.

3.2            Excluded Securities. The Participation Right shall have no application to any issuance by New NovaGold of Equity Securities (the “Excluded Securities”):

(a)            pursuant to employee, advisor, consultant, director or advisory board compensation arrangements, including stock option or other equity based compensation plans;

(b)            as full or partial consideration to any third-party sellers in connection with any merger, business combination or similar transaction, tender offer, exchange offer, formal take-over bid, statutory amalgamation, statutory arrangement or other statutory procedure, or purchase of the securities or assets of any Person;

(c)            upon the exercise, exchange or conversion of any Equity Securities; and

(d)            as a result of any stock split, stock dividend, recapitalization, consolidation or subdivision of any securities of New NovaGold.

SECTION 4.
REGISTRATION RIGHTS

4.1            Shelf Registration.

(a)            Initial Shelf. New NovaGold shall submit or file within sixty (60) days following the Effective Date a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”) or, if New NovaGold is eligible to use a Registration Statement on Form S-3, a Shelf Registration on Form S-3 (the “Form S-3 Shelf”), in each case, covering the resale of all of the Registrable Securities (determined as of two business days prior to such submission or filing) on a delayed or continuous basis (and which may also cover any other securities of New NovaGold) and shall use its reasonable best efforts to have such Shelf declared effective as soon as practicable after the filing thereof, but no later than the earlier of (a) sixty (60) calendar days after the filing thereof (or the ninetieth (90th) calendar day following the filing date thereof if the SEC notifies New NovaGold that it will “review” the Registration Statement) and (b) the 10th business day after the date New NovaGold is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, the Investor or any of its Affiliates named therein. New NovaGold shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Investor or all of its Affiliates named therein to sell their Registrable Securities included therein and in compliance with the provisions of the U.S. Securities Act until such time as there are no longer any Registrable Securities. In the event New NovaGold files a Form S-1 Shelf, New NovaGold shall use its reasonable best efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as practicable after New NovaGold is eligible to use Form S-3. New NovaGold’s obligation under this Section 4.1(a), shall, for the avoidance of doubt, be subject to Section 4.1(c).

(b)            Subsequent Shelf Registration. If any Shelf ceases to be effective under the U.S. Securities Act for any reason at any time while Registrable Securities are still outstanding, New NovaGold shall, subject to Section 4.1(c), use its reasonable best efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the U.S. Securities Act (including using its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its reasonable best efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, the Investor or any of its Affiliates named therein. If a Subsequent Shelf Registration is filed, New NovaGold shall use its reasonable best efforts to (i) cause such Subsequent Shelf Registration to become effective under the U.S. Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the U.S. Securities Act) if New NovaGold is a well-known seasoned issuer (as defined in Rule 405 promulgated under the U.S. Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use to permit the Investor or any of its Affiliates named therein to sell their Registrable Securities included therein and in compliance with the provisions of the U.S. Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that New NovaGold is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. New NovaGold’s obligation under this Section 4.1(b), shall, for the avoidance of doubt, be subject to Section 4.1(c).

(c)            Blackout. In the event New NovaGold determines in its good faith judgment, that (i) either (A) the effect of the filing of a Prospectus or a Registration Statement would have a material adverse effect on New NovaGold because such action would materially interfere with a material acquisition, corporation reorganization or similar material transaction involving New NovaGold; or (B) there exists at the time material non-public information relating to New NovaGold the disclosure of which would be materially adverse to New NovaGold, and (ii) it is therefore in the best interests of New NovaGold to defer the filing of a Prospectus or a Registration Statement at such time, New NovaGold may, upon giving prompt written notice of such action to the Investor (which notice shall, to the extent reasonably practicable and permitted by applicable Law, specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by New NovaGold to be necessary for such purpose. In the event New NovaGold exercises its rights under this Section 4.1(c), the Investor shall, and shall cause its Affiliates to, agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until the Investor receives written notice from New NovaGold that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents. New NovaGold’s obligations under this Section 4.1(c) will be deferred for a period of not more than ninety (90) days from the date of receipt of the notice from New NovaGold (such 90-day period is referred to herein as a “Blackout Period”); provided that after any initial Blackout Period New NovaGold may not invoke a subsequent Blackout Period until twelve (12) months elapse from the end of any previous Blackout Period.

4.2            Demand Registration Rights.

(a)            Subject to Section 4.1(c), at any time and from time to time when an effective Shelf is on file with the SEC, the Investor and its Affiliates, acting together as a group, may request to sell all or any portion of their Registrable Securities in an underwritten offering or in an underwritten block trade or similar transaction or other transaction with a two-day or less marketing period or such other similar transaction (each, a “Demand Registration”); provided that New NovaGold shall only be obligated to effect a Demand Registration if such offering shall include Registrable Securities proposed to be sold by the Investor and its Affiliates with a total offering price reasonably expected to exceed, in the aggregate, $25 million.

(b)            Any such request shall be made by a notice in writing (a “Request”) to New NovaGold and shall specify the number and the class or classes of Registrable Securities to be sold (the “Designated Registrable Securities”) by the Investor and its Affiliates, the intended method of disposition, whether such offer and sale shall be made by an underwritten public offering and the jurisdiction(s) in which the filing is to be effected. New NovaGold shall, subject to applicable Securities Laws, use its reasonable best efforts to file one or more Prospectuses to the Shelf in compliance with applicable Securities Laws, in order to permit the registration in the United States of all of the Designated Registrable Securities of the Investor and its Affiliates specified in a Request.

(c)            New NovaGold shall not be obliged to effect more than two (2) Demand Registrations in any fiscal year of New NovaGold.

(d)            In the case of an underwritten public offering of Registrable Securities initiated pursuant to this Section 4.2, the Investor shall have the right to select the managing underwriter(s) or managing agent(s) and the counsel retained which will perform such offering; provided, however, that the Investor’s selection will be subject to the approval of New NovaGold, such approval not to be unreasonably conditioned, withheld or delayed.

(e)            If at any time the Investor and its Affiliates request a Demand Registration, New NovaGold shall have the right, exercisable within forty-eight (48) hours (except in the case of an underwritten block trade, bought deal, or overnight transaction, in which case New NovaGold shall have only twenty-four (24) hours) of receipt of such request to notify the Investor of its intention to qualify or register for distribution to the public under such Shelf an offering of New NovaGold Shares from treasury. The Investor shall use all reasonable best efforts to include in the proposed distribution such number of New NovaGold Shares as New NovaGold shall request, upon the same terms (including the method of distribution) as such Demand Registration; provided, however, that the Investor shall only be required to permit New NovaGold’s inclusion of any such New NovaGold Shares in any such Demand Registration if the Investor is advised in writing (email being sufficient) by its lead underwriter or lead agent for the offering that, in its good faith opinion, such inclusion would not, individually or in the aggregate, result in any of the following: (i) a material adverse effect on the price (both per share and in the aggregate), timing, marketing process, or likelihood of success of the offering; (ii) any limitation or reduction in the number of Registrable Securities that the Investor and its Affiliates would otherwise be able to sell in such offering; (iii) an extension of the agreed marketing period for such offering; or (iv) the inclusion of financial statements beyond those that would be required for a secondary-only offering.

(f)             The Investor shall have the right to withdraw its request for inclusion of their Registrable Securities in any Demand Registration pursuant to this Section 4.2 without incurring any liability to New NovaGold or any other Person by giving written notice to New NovaGold of their request to withdraw; provided, however, that:

(i)	such request must be made in writing five (5) business days prior to the execution of the underwriting agreement (or such other similar agreement) with respect to such offering; and

(ii)	such request is made prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Demand Registration.

(g)            For the avoidance of doubt, the registration rights granted pursuant to the provisions of this Section 4.2 shall be in addition to the registration rights granted pursuant to Section 4.3 below.

4.3            Piggyback Registration Rights.

(a)            If New NovaGold proposes to conduct a registered offering of, or if New NovaGold proposes to file a Registration Statement under the U.S. Securities Act with respect to the Registration of, Equity Securities, for its own account other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the U.S. Securities Act or any successor rule thereto), (iii) for an offering of debt that is convertible into equity securities of New NovaGold, (iv) for a dividend reinvestment plan, or (v) for a rights offering, then New NovaGold shall give written notice of such proposed offering to the Investor as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement or, in the case of an offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering (except in the case of an underwritten block trade, bought deal, or overnight transaction, in which case the Investor shall have only twenty-four (24) hours), which notice shall (A) describe the amount and type of securities to be included in such offering, the proposed estimated filing date, the intended method(s) of distribution, and the name of the proposed managing underwriter(s) or agent(s), if any, in such offering, and (B) offer to the Investor and its Affiliates the opportunity to include in such registered offering such number of Registrable Securities as the Investor may request in writing within five days after receipt of such written notice (such registered offering, a “Piggyback Registration”). New NovaGold shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its reasonable best efforts to cause the managing underwriter(s) or agent(s) of such Piggyback Registration to permit the Registrable Securities requested by the Investor and its Affiliates pursuant to this Section 4.3 to be included therein on the same terms and conditions as any similar securities of New NovaGold included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of the Registrable Securities of the Investor and its Affiliates in a Piggyback Registration shall be subject to the agreement of the Investor and its Affiliates to enter into an underwriting agreement in customary form with the underwriter(s) or agent(s) selected for such underwritten offering, as negotiated in good faith and agreed upon among New NovaGold, the Investor and such Affiliates participating in such offering and the underwriter(s) or agent(s).

(b)            In the event the lead underwriter or lead agent for the offering advises New NovaGold and the Investor that, in its good faith opinion, the inclusion of such Registrable Securities may materially and adversely affect the price or success of the offering, New NovaGold shall include in such Registration, in the following priority: (i) first, such number of securities New NovaGold proposes to sell; (ii) second, a number of Registrable Securities requested by the Investor and its Affiliates to be included in such Piggyback Registration to the extent that such lead underwriter or lead agent reasonably believes such securities may be included in the offering without materially and adversely affecting the price or success of the offering; and (iii) third, such number of other securities requested by any other shareholder of New NovaGold to be included in such Registration to the extent that such lead underwriter or lead agent reasonably believes such securities may be included in the offering without materially and adversely affecting the price or success of the offering.

(c)            New NovaGold may at any time, and without the consent of the Investor, abandon the proposed offering in which the Investor and its Affiliates have requested to participate. For the avoidance of doubt, New NovaGold shall promptly reimburse all Registration Expenses incurred by the Investor and required to be reimbursed hereunder in connection with the abandoned offering.

(d)            The Investor and its Affiliates shall have the right to withdraw their request for inclusion of their Registrable Securities in any Registration Statement pursuant to this Section 4.3 without incurring any liability to New NovaGold or any other Person by giving written notice to New NovaGold of its request to withdraw; provided, however, that:

(i)	such request must be made in writing five (5) business days prior to the execution of the underwriting agreement (or such other similar agreement) with respect to such offering; and

(ii)	such withdrawal will be irrevocable and, after making such withdrawal, the Investor and its Affiliates will no longer have any right to include their Registrable Securities in the offering pertaining to which such withdrawal was made.

4.4            Expenses. All Registration Expenses incident to the performance of or compliance with this Section 4 by the Parties shall be borne by New NovaGold other than any and all commissions payable to any underwriter for an underwritten offering or agent for an agency offering that are attributable to the Registrable Securities to be sold by the Investor and its Affiliates pursuant to any Demand Registration or Piggyback Registration, which commissions shall be borne by the Investor and its Affiliates.

4.5            Other Sales. After receipt by New NovaGold of a Request, New NovaGold shall not, without the prior written consent of the Investor, acting jointly, authorize, issue or sell any New NovaGold Shares or Equity Securities in any jurisdiction or agree to do so or publicly announce any intention to do so (except for securities issued pursuant to any legal obligations in effect on the date of the Request or pursuant to any stock option plan or equity incentive plan) until the date which is ninety (90) days after the later of the date on which the applicable “red herring” prospectus or prospectus supplement used for marketing the applicable Registration is filed.

4.6            Future Registration Rights. New NovaGold shall not grant registration rights without the prior written consent of the Investor unless the granting of such registration rights does not limit, in any material respect, the registration rights granted to the Investor and its Affiliates pursuant to this Agreement and such registration rights are not more favorable to the grantee than the registration rights granted to the Investor.

4.7            Preparation; Reasonable Investigation. In connection with the preparation and filing of any Registration Statement as herein contemplated, New NovaGold shall give the Investor and its Affiliates, their underwriters for an underwritten offering or agents for an agency offering, and their respective counsel, auditors and other representatives, the opportunity to participate in the preparation of such documents and each amendment thereof or supplement thereto, and shall insert therein such material, furnished to New NovaGold in writing, which in the reasonable judgment of the Investor and its participating Affiliates, acting together as a group, and their counsel should be included. New NovaGold shall give the Investor and its Affiliates and the underwriters or agents such reasonable and customary access to the books and records of New NovaGold and its subsidiaries and such reasonable and customary opportunities to discuss the business of New NovaGold with its officers and auditors as shall be necessary in the reasonable opinion of the Investor, such underwriters or agents and their respective counsel. New NovaGold shall cooperate with the Investor and its Affiliates and their underwriters or agents in the conduct of all reasonable and customary due diligence which the Investor, such underwriters or agents and their respective counsel may reasonably require in order to conduct a reasonable investigation for purposes of establishing a due diligence defense as contemplated by the Securities Laws and in order to enable such underwriters or agents to execute the certificate required to be executed by them for inclusion in each such document.

4.8            Underwriting or Agency Agreements.

(a)            If requested by the underwriters for any underwritten offering or by the agents for any agency offering by the Investor and/or its Affiliates, acting together as a group, pursuant to the exercise of a Demand Registration or Piggyback Registration, New NovaGold and the Investor and any participating Affiliates will enter into an underwriting agreement with such underwriters or agency agreement with such agents for such offering, such agreement to be satisfactory in substance and form to the Investor and each participating Affiliate and New NovaGold and the underwriters or agents, each acting reasonably, and to contain such representations and warranties by New NovaGold and such other terms as are generally prevailing in agreements of these types, it being understood for the avoidance of doubt that the Investor and its participating Affiliates shall not be required to make any representations or warranties to or agreements with New NovaGold or the underwriters’ or agents’ other than representations, warranties or agreements regarding the Investor’s, such participating Affiliates’ and New NovaGold’s intended method of distribution and any other representation required by Law or as are generally prevailing in such underwriting or agency agreements for secondary offerings, as the case may be.

(b)            The underwriting agreement or agency agreement, as applicable, referred to in Section 4.8(a) will contain customary terms, including an indemnity whereby, in the event of the filing of a Registration Statement:

(i)	New NovaGold will indemnify and hold harmless the Investor and its participating Affiliates and each underwriter or agent involved in the distribution of Registrable Securities thereunder, and each of its directors, officers, employees and agents against any losses, claims, damages or liabilities (including reasonable counsels’ fees) (“Losses”), joint or several, to which the Investor and its participating Affiliates, or such underwriter or agent or controlling Person or any of their directors, officers, employees or agents may become subject, insofar as such Losses, (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Prospectus, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that New NovaGold will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Investor or its participating Affiliates, such underwriter or agent or such controlling Person; and

(ii)	the Investor will indemnify and hold harmless New NovaGold, its directors, officers, employees and agents to the same extent as the indemnity referred to in clause (i) above from New NovaGold to the Investor and its participating Affiliates, but only with respect to information regarding the Investor and its participating Affiliates furnished in writing by or on behalf of the Investor and its participating Affiliates expressly for inclusion in any Registration Statement. Notwithstanding anything to the contrary contained herein, the Investor’s obligations under the indemnity set out in this Section 4.8(b)(ii) shall be limited to a maximum aggregate amount equal to the net proceeds of the offering received by the Investor and its participating Affiliates pursuant to such offering.

(c)            If reasonably requested by the underwriters or agents in connection with any underwritten offering or agency offering made pursuant to the exercise of a Demand Registration or Piggyback Registration, New NovaGold shall cooperate with all reasonable requests made by the Investor or the lead underwriter of such underwritten offering or lead agent of such agency offering respecting the attendance of New NovaGold at road shows and participation of New NovaGold in any efforts relating to the distribution and sale of the Designated Registrable Securities and Registrable Securities under a Piggyback Registration, as the case may be.

4.9            Sale by Affiliates. If any Registrable Securities to be sold pursuant to any Demand Registration or Piggyback Registration are owned by an Affiliate of the Investor, all references to the Investor in this Section 4 shall be deemed, for the purpose of such Demand Registration or Piggyback Registration, to include both the Investor and/or the Affiliates.

SECTION 5.
STANDSTILL

5.1            Standstill.

(a)            The Investor represents and warrants to New NovaGold that, as of the date hereof, except as set forth on Exhibit A hereto, the Investor and its Affiliates do not Beneficially Own, or have constructive beneficial ownership (within the meaning of Section 13(d)(1) of the Exchange Act) of, any Equity Securities of New NovaGold or any securities or contract rights (other than broadly based index funds) the terms or value of which are dependent on Equity Securities of New NovaGold. Subject to Section 5.1(b), the Investor covenants and agrees that, so long as the Investor, together with its Affiliates, Beneficially Owns at least ten percent (10%) of the total issued and outstanding New NovaGold Shares, the Investor shall not, and shall cause its Affiliates not to, directly or indirectly, without the prior written consent of at least two-thirds (66.67%) of the Independent Directors that are not Board Designees:

(i)	effect or agree, seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other person to effect or agree, seek, offer or propose (whether publicly or otherwise) to effect or participate in, (A) any acquisition of (or obtaining any right to direct the voting or disposition of) or offer, solicitation or proposal to acquire any securities, or rights or options to acquire (or obtain any right to direct the voting or disposition of) any Equity Securities, or any assets, indebtedness or businesses of New NovaGold or any of its Subsidiaries, in each case, whether or not any of the foregoing may be acquired or obtained immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of the Investor) pursuant to any agreement, arrangement or understanding or otherwise, (B) any acquisition of or offer, solicitation or proposal to acquire any derivative security, including any acquisition, sale or grant of any option, warrant, convertible security, share appreciation right, or other similar right (including any put or call option or “swap” transaction with respect to any security (other than a broad-based market basket or index)), or entry into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, any securities that includes, relates to or derives any significant part of its value from a change in the market price or value of any Equity Securities of New NovaGold, (C) any tender or exchange offer, consolidation, business combination, acquisition, merger, amalgamation, joint venture, partnership or similar transaction involving New NovaGold or any of the assets of New NovaGold, (D) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to New NovaGold, or (E) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) to vote any voting securities of New NovaGold or consent to any action from any holder of any voting Equity Securities of New NovaGold or seek to advise or influence any person with respect to the voting of or the granting of any consent with respect to any voting Equity Securities of New NovaGold;

(ii)	form, join or in any way participate in a “group” (as defined under the Exchange Act) in connection with the voting Equity Securities of New NovaGold or otherwise act in concert with any person in respect of any such securities;

(iii)	otherwise act, alone or in concert with others, to seek to advise, control or influence the management (except in the exercise of its existing contractual rights under this Agreement), Board or policies of New NovaGold or to seek to obtain representation on the Board;

(iv)	make any public statement with respect to the restrictions of this Section 5.1(a), or take any action which would reasonably be expected to require that New NovaGold make a public announcement regarding the possibility of a business combination, merger or amalgamation;

(v)	make a request for a stockholder list or other records of New NovaGold;

(vi)	initiate, encourage, make, or in any way participate or engage in, any “withhold” or similar campaign with respect to any stockholder meeting of New NovaGold;

(vii)	deposit any Equity Securities of New NovaGold in a voting trust or subject Equity Securities of New NovaGold to a voting agreement or other agreement or arrangement with respect to the voting of such Equity Securities, including, without limitation, lending any securities of New NovaGold to any person or entity for the purpose of allowing such person or entity to vote such Equity Securities in connection with any stockholder vote or consent of New NovaGold;

(viii)	disclose or direct any person to disclose, any intention, plan or arrangement inconsistent with the foregoing; or

(ix)	advise, assist, or encourage any other persons in connection with any of the foregoing.

(b)            Notwithstanding the foregoing, nothing in this Section 5.1 shall be construed to restrict or prohibit the Investor and its Affiliates from (i) making any friendly offer or proposal to New NovaGold relating to a potential transaction involving New NovaGold, on a confidential basis, so long as such offer or proposal would not be required to be disclosed by either Party under applicable Law, (ii) tendering its Equity Securities following the date of a public recommendation by the Board in favor of a bona fide tender offer or exchange offer made by a third party, (iii) exercising its Participation Right pursuant to Section 3.1 or (iv) exercising any rights under the warrants to purchase NovaGold Shares, dated as of April 22, 2025, held by the Investor as of immediately prior to the Effective Date (the “NovaGold Warrants”).

SECTION 6.
VOTING RESTRICTIONS

6.1            General. At all times prior to the occurrence of a Fallaway Event, subject to Sections 6.2, 6.3 and 6.4, at each annual and special meeting of the Stockholders (including any adjournment or postponement thereof), and in all circumstances upon which a vote, consent or other approval (including by written consent) is sought by or from the Stockholders, the Investor shall, and shall cause each of its Affiliates to cause all New NovaGold Shares Beneficially Owned by the Investor and its Affiliates and entitled to vote at such meeting to be present, in person or by proxy, so that such New NovaGold Shares are counted for purposes of establishing a quorum.

6.2            Director Nominations.

(a)            Subject to Section 6.2(b), until after the earlier of (i) the six (6)-year anniversary of the Effective Date and (ii) the one (1)-year anniversary of the date on which the Donlin Gold Project first achieves sustained nameplate production capacity, as determined in good faith by the Board (the “Voting Trigger Date”), at each annual and special meeting of the Stockholders (including any adjournment or postponement thereof), and in all circumstances upon which a vote, consent or other approval (including by written consent) is sought by or from the Stockholders, with respect to the election of directors to the Board, the Investor shall, and shall cause each of its Affiliates to cause all New NovaGold Shares owned by the Investor and its Affiliates and entitled to vote at such meeting to be present, in person or by proxy, so that such New NovaGold Shares are counted for purposes of establishing a quorum and shall cause all such New NovaGold Shares to be voted in accordance with the recommendation of the Board. From and after the Voting Trigger Date, the Investor may vote (or cause to be voted) any such New NovaGold Shares in any manner it sees fit in its sole and absolute discretion.

(b)            Notwithstanding Section 6.2(a), upon the occurrence of a Fallaway Event, at any annual and special meeting of the Stockholders (including any adjournment or postponement thereof), and in all circumstances upon which a vote, consent or other approval (including by written consent) is sought by or from the Stockholders, in each case solely with respect to the election of directors to the Board (and for the avoidance of doubt, not with respect to any other matter), the Investor may vote (or cause to be voted) any New NovaGold Shares owned by the Investor and its Affiliates and entitled to vote at such meeting in any manner it sees fit in its sole and absolute discretion and shall not be required to vote such New NovaGold Shares in accordance with the recommendation of the Board.

6.3           Related Party Transactions. At each annual and special meeting of the Stockholders (including any adjournment or postponement thereof), and in all circumstances upon which a vote, consent or other approval (including by written consent) is sought by or from the Stockholders, with respect to any transaction or series of related transactions involving New NovaGold or any of its subsidiaries, on the one hand, and the Investor or any of its Affiliates, on the other hand, the Investor shall, and shall cause each of its Affiliates to cause all New NovaGold Shares Beneficially Owned by the Investor and its Affiliates and entitled to vote at such meeting to be present, in person or by proxy, so that such New NovaGold Shares are counted for purposes of establishing a quorum and to abstain from voting on such matter.

6.4            Board Matters. Notwithstanding Sections 2.2, 6.1, 6.2 and 6.3, if a Stockholder vote is required to effectuate the actions described in clauses (a)-(i) of Section 2.2 above that have been duly and properly approved in accordance with the terms of Section 2.2, the Investor shall, and shall cause each of its Affiliates to, vote all of the New NovaGold Shares Beneficially Owned by the Investor and its Affiliates and entitled to vote at such meeting in accordance with the recommendations of the Board.

SECTION 7.
TRANSFERS

7.1            General Transfer Limitation. Subject to Section 7.3, until the earliest to occur of (i) the completion of the Project Financing, (ii) the Investor and its Affiliates Beneficially Owning Equity Securities collectively constituting less than ten percent (10%) of all of the issued and outstanding Equity Securities of New NovaGold or (iii) the three (3)-year anniversary of the Effective Date, the Investor shall not, and shall cause each of its Affiliates not to, Transfer any Equity Securities acquired by the Investor or any of its Affiliates on or following the Effective Date, other than Transfers of Equity Securities by the Investor and its Affiliates made following the date of a public recommendation by the Board in favor of a bona fide tender offer or exchange offer made by a third party into such tender offer or exchange offer; provided, however, that the foregoing restrictions shall not apply to (A) the New NovaGold Shares of the Investor that resulted from the conversion, pursuant to the Arrangement Agreement, of the equity securities (including the NovaGold Warrants) of NovaGold that were held by the Investor immediately prior to the Effective Date or (B) any Transfer of Equity Securities by the Investor or any of its Affiliates to any Controlled Affiliate of the Investor, so long as any such transferee agrees in writing to be bound by the terms and conditions of this Agreement as if it were the Investor hereunder and delivers a joinder to this Agreement to New NovaGold in the form attached hereto as Exhibit B. Notwithstanding the foregoing, the limitations set forth in this Section 7.1 shall only apply to those New NovaGold Shares issued to the Investor in consideration for the contribution by the Paulson Members’ contribution of the equity securities of Donlin Holdings and Donlin Holdings II, and shall not apply to any New NovaGold Shares or other Equity Securities (x) issued to the Investor in exchange for existing shares of NovaGold or (y) the NovaGold Warrants or the New NovaGold Shares issuable upon the exercise of such NovaGold Warrants.

7.2            Additional Restrictions on Transfer. The Investor shall not, and shall cause its Affiliates not to, knowingly Transfer any Equity Securities to any Activist Investor, Competitor or Hostile Party without the prior written consent of New NovaGold (in its sole and absolute discretion); provided, that, subject to Section 7.3 (solely as it relates to Competitors), the Investor may Transfer up to 9.99% of New NovaGold Equity Securities to a Competitor with the prior written consent of a majority of the disinterested directors of New NovaGold then serving on the Board. For the avoidance of doubt, this Section 7.2 shall not apply to open-market sales or any underwritten or brokered block transaction effected through a registered broker-dealer or underwriter where the Investor and its Affiliates do not have actual knowledge, after reasonable inquiry, that the ultimate purchaser is an Activist Investor, Competitor or Hostile Party.

7.3            Fallaway Transfer Rights. Notwithstanding the restrictions set forth in Section 7.1 and Section 7.2 (but solely in the case of Section 7.2 as it relates to Transfers to Competitors), upon the occurrence of a Fallaway Event, the Investor and its Affiliates may Transfer up to five percent (5%) of New NovaGold Equity Securities in the aggregate per calendar quarter (calculated based on the total issued and outstanding Equity Securities of New NovaGold as of the first business day of such calendar quarter) to a third party (including to a Competitor), on a cumulative basis (such that any unused portion of the permitted quarterly amount shall carry forward to, and be available in, subsequent quarters).

SECTION 8.
EFFECTIVENESS

8.1            Effectiveness. This Agreement and the rights and obligations of the Parties hereunder shall become effective at the Effective Time on the Effective Date following the satisfaction or waiver of all conditions set forth in Section 8.2 of this Agreement. This Agreement shall be null and void ab initio in the event that any of the Transaction Agreements are terminated or in the event the Arrangement is not consummated.

8.2            Conditions to Effectiveness. The obligations of each Party to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or, to the extent permitted by applicable Law, the waiver by the applicable Party) of the following conditions on or prior to the Effective Date:

(a)            the Contribution Transaction shall have been consummated in accordance with the terms of the Contribution Agreement;

(b)            the transactions contemplated by the Master Implementation Agreement shall have been consummated in accordance with the terms thereof;

(c)            the substantially concurrent consummation of the Arrangement in accordance with the terms of the Arrangement Agreement;

(d)            all requisite stock exchange approvals including, if applicable, any shareholder approvals required by any applicable stock exchange, including the TSX, the NYSE or the NYSE American, for the transactions contemplated by the Transaction Agreements shall have been received;

(e)            each of the New NovaGold Charter and New NovaGold Bylaws shall have been duly adopted, have not been rescinded, modified or otherwise revoked, and be in full force and effect as of the Contribution Closing; and

(f)             each of (i) the New NovaGold Audit Committee Charter, New NovaGold Compensation Committee Charter, New NovaGold Nominating and Governance Committee Charter, (ii) the NGC Establishment Resolutions and (iii) the Independence Resolutions (as defined in the Master Implementation Agreement), shall have been substantially concurrently duly adopted, not rescinded, modified or otherwise revoked, and be in full force and effect, in each case, as of the Effective Time.

SECTION 9.
TERMINATION

9.1            Termination. This Agreement shall automatically terminate and be of no further effect on the date that the Investor, together with its Affiliates, cease to collectively Beneficially Own at least ten percent (10%) of all of the issued and outstanding New NovaGold Shares.

SECTION 10.
MISCELLANEOUS

10.1          Counterparts; Effectiveness. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

10.2          Governing Law. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

10.3          Jurisdiction; Specific Enforcement.

(a)            Each of the Parties (i) consents to submit itself to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, solely if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware (the “Chosen Courts”), with respect to any dispute arising out of, relating to or in connection with this Agreement or any transaction contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court, and (iii) agrees that it will not bring any action arising out of, relating to or in connection with this Agreement or any transaction contemplated by this Agreement, in any court other than any such Chosen Court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any Legal Proceedings arising out of this Agreement or the transactions contemplated hereby in the Chosen Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such Chosen Court that any such Legal Proceeding brought in any such Chosen Court has been brought in an inconvenient forum.

(b)            The Parties agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Chosen Courts without proof of actual damages, and all such rights and remedies at Law or in equity shall be cumulative. Nothing contained in this Section 10.3 shall be deemed to be an election of remedies. The Parties further agree that no Party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.3; and each Party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

10.4          WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.5          Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by e-mail (provided that no “bounceback” or notice of non-delivery is received) or as of the following business day if sent by prepaid overnight courier, to the Parties at the following addresses (or at such other addresses as shall be specified by any Party by notice to the other given in accordance with these provisions):

If to New NovaGold, to:

NovaGold Corporation

201 South Main Street, Suite 400

Salt Lake City, Utah

USA 84111

Attention:	Corporate Secretary

Email:	sean.pettey@novagold.com

corporate.secretary@novagold.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
(212) 735-3000

Attention:	Howard Ellin

Paola Lozano

June Dipchand

Email:	Howard.Ellin@skadden.com

Paola.Lozano@skadden.com

June.Dipchand@skadden.com

If to the Investor, to:

Paulson Advisers LLC

***

***

Attention:	Michael Waldorf
Email:	***

with a copy (which shall not constitute notice) to:

Kleinberg, Kaplan, Wolff & Cohen, P.C.

500 Fifth Avenue

New York, NY 10110

Attention:	Christopher P. Davis

Kelly E. Zelezen

Alexander E. Shiekman

Email:	CDavis@kkwc.com

KZelezen@kkwc.com

AShiekman@kkwc.com

10.6            Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by either Party without the prior written consent of the other Party. Subject to the first sentence of this Section 10.6, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. Any purported assignment not permitted under this Section 10.6 shall be null and void. Notwithstanding the foregoing, the Investor may assign its registration rights hereunder, in whole or in part, to any successor in interest to at least five percent (5%) of the New NovaGold Shares, effective upon delivery to New NovaGold of written notice of such assignment and the assignee’s execution and delivery of a joinder, in form and substance reasonably satisfactory to New NovaGold, agreeing to be bound by this Agreement; provided that no such assignment shall relieve the Investor from its obligations under this Agreement. Upon such assignment, the assignee shall be entitled to exercise the transferred registration rights with respect to the New NovaGold Shares then held by it.

10.7            Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

10.8            Amendments; Waivers. This Agreement may only be amended by a written instrument signed by all Parties. No waiver of any provision or condition of this Agreement shall be valid unless the same shall be in writing and signed by or on behalf of the Party against which such waiver is to be enforced. Any waiver granted by a Party shall be effective only in the specific instance and for the specific purpose for which it is given and no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

10.9            Entire Agreement. This Agreement (together with the exhibits, annexes, schedules and the other agreements, documents and instruments incorporated or referenced hereby or delivered in connection herewith) and the other Transaction Agreements constitute the full and entire agreement and understanding, both written and oral, between the Parties with respect to the subject matter hereof and supersedes and cancels all previous agreements and understandings between the Parties with respect to such subject matter.

10.10            Headings. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever.

10.11            Expenses. Except as otherwise expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring or required to incur such expenses.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date set forth above.

NovaGold CORPORATION

Per:	/s/ Peter Adamek
	Name:	Peter Adamek
	Title:	Vice President, Chief Financial Officer & Treasurer

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date set forth above.

PAULSON ADVISERS LLC, for itself and any affiliate funds managed by it which now or hereafter come to hold New NovaGold Shares

Per:	/s/ Michael Waldorf
	Name:	Michael Waldorf
	Title:	Authorized Signatory

[Signature Page to Investor Rights Agreement]

Exhibit A

Investor Holdings

Common Shares	Warrants
27,238,061	11,953,125

Exhibit B

Form of Joinder Agreement

Exhibit B

Joinder Agreement

The undersigned is executing and delivering this Joinder Agreement (this “Joinder Agreement”) pursuant to the Investor Rights Agreement (as may be amended, modified or supplemented from time to time in accordance with its terms, the “Investor Rights Agreement”), dated as of July 21, 2026, by and between NovaGold Corporation, a Delaware corporation, and Paulson Advisers LLC, a Delaware limited liability company, for itself and any affiliate funds managed by it which now or hereafter come to hold shares of New NovaGold (the “Investor”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Investor Rights Agreement.

By executing this Joinder Agreement and delivering it to the Company, the undersigned hereby (i) acknowledges that it has received a copy of the Investor Rights Agreement and has read and understands the terms thereof and (ii) agrees to become a party to, to be bound by, and to comply with all of the provisions of the Investor Rights Agreement applicable to the Investor, in the same manner as if the undersigned were an original signatory to the Investor Rights Agreement and in such capacity as the Investor.

[Signature Page Follows]

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the ___ day of ______.

[JOINING PARTY]

By:
Name:
Title:

[Signature Page to Joinder Agreement (Investor Rights Agreement)]